                             FIRST DELTAVISION, INC.

                            STOCK PURCHASE AGREEMENT

         This Stock Purchase Agreement ("Agreement") is made as of the 18th day of November, 2003, by and among First Deltavision Inc., a Nevada corporation (the "Company"), and the purchasers listed on SCHEDULE A hereto (each an "Purchaser" and together the "Purchasers").

                                    RECITALS

         A. The Company desires to obtain funds from the Purchasers in order to further the operations of the Company.

         B. In order to obtain such funds, the Company is offering (the "Offering") up to an aggregate 16,128,000 shares (the "Shares") of common stock, $.001 par value per share (the "Common Stock"), on the terms and subject to the conditions set forth herein.

                                    AGREEMENT

         It is agreed as follows:

         1. PURCHASE AND SALE OF SHARES.

                  1.1 Purchase and Sale of Shares. In reliance upon the representations and warranties of the Company and each Purchaser contained herein and subject to the terms and conditions set forth herein, at Closing, the Company shall issue and sell to the Purchasers and the Purchasers, severally and not jointly, shall purchase from the Company, the number of Shares, set forth opposite each Purchaser's name on SCHEDULE A hereto for U.S. $0.0062 per Share (the "Purchase Price").

                  1.2 Deliveries by Purchasers. Each Purchaser shall deliver a check or wire transfer to the general account of the Company in the amount of the Purchase Price for each Share purchased.

         2. CLOSING(S).

                  2.1 Date and Time. The closing of the sale of Shares contemplated by this Agreement (the "Closing") shall take place at the offices of the Company or at such other place as the Company and Purchasers shall agree in writing, on or before November 14, 2003, unless otherwise extended by the Company (the "Closing Date").

                  2.2 Deliveries. At the Closing, or as soon thereafter as practicable, the Company will cause to be issued to each Purchaser the certificates representing the Shares purchased by the Purchaser against payment of the Purchase Price. Each such Share shall be in definitive form and registered in the name of each Purchaser, as set forth on SCHEDULE A, against delivery to the Company by the Purchaser of the items set forth in paragraph 1.2 above.

         3. REPRESENTATIONS AND WARRANTIES OF THE COMPANY.

         As a material inducement to the Purchasers to enter into this Agreement and to purchase the Shares, the Company represents and warrants that the following statements are true and correct in all material respects as of the date hereof and will be true and correct in all material respects at Closing, except as expressly qualified or modified herein.

                  3.1 Organization and Good Standing. The Company is a corporation duly organized, validly existing, and in good standing under the laws of the State of Nevada and has full corporate power and authority to enter into and perform its obligations under this Agreement, and to own its properties and to carry on its business as presently conducted and as proposed to be conducted. The Company is duly qualified to do business as a foreign corporation in every jurisdiction in which the failure to so qualify would have a material adverse effect upon the Company.

                  3.2 Capitalization. The Company is authorized to issue 50,000,000 shares of Common Stock of which, as of November 14, 2003, 1,342,000 shares were issued and outstanding. All outstanding shares of Common Stock have been duly authorized and validly issued, and are fully paid, nonassessable, and free of any preemptive rights.

                  3.3  Validity  of  Transactions.   This  Agreement,  and  each
document executed and delivered by the Company in connection with the transactions contemplated by this Agreement, have been duly authorized, executed and delivered by the Company and is each the valid and legally binding obligation of the Company, enforceable in accordance with its terms, except as limited by applicable bankruptcy, insolvency reorganization and moratorium laws and other laws affecting enforcement of creditor's rights generally and by general principles of equity.

                  3.4 Valid Issuance of Shares. The Shares that are being issued to the Purchasers hereunder, when issued, sold and delivered in accordance with the terms hereof for the consideration expressed herein, will be duly and validly issued, fully paid and nonassessable and free of restrictions on transfer, other than restrictions on transfer under this Agreement and under applicable federal and state securities laws, will be free of all other liens and adverse claims.

                  3.5 No Violation. The execution, delivery and performance of this Agreement has been duly authorized by the Company's Board of Directors and will not violate any law or any order of any court or government agency applicable to the Company, as the case may be, or the Articles of Incorporation or Bylaws of the Company, and will not result in any breach of or default under, or, except as expressly provided herein, result in the creation of any encumbrance upon any of the assets of the Company pursuant to the terms of any agreement or instrument by which the Company or any of its assets may be bound. No approval of or filing with any governmental authority is required for the Company to enter into, execute or perform this Agreement.

                  3.6 SEC Reports and Financial Statements. The Company has delivered to the Purchaser its Annual Report on Form 10-KSB for the fiscal year ended June 30, 2003, along with its Quarterly Reports on Form 10-QSB for the quarterly periods ended September 30, 2002, December 31, 2002, March 31, 2003, and September 30, 2003, filed with the U.S. Securities and Exchange Commission (collectively, the "SEC Reports"). The information in the SEC Reports, taken as a whole, is true and correct in all material respects and does not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

                  3.7 Subsidiaries. Except as set forth in the SEC Reports, the Company does not own, directly or indirectly, any equity or debt securities of any corporation, partnership, or other entity.

                  3.8 Litigation. Except as set forth in the SEC Reports, there are no suits or proceedings (including without limitation, proceedings by or before any arbitrator, government commission, board, bureau or other administrative agency) pending or, to the knowledge of the Company, threatened against or affecting the Company or any of its subsidiaries which, if adversely determined, would have a material adverse effect on the consolidated financial condition, results of operations, prospects or business of the Company, and neither the Company nor any of its subsidiaries are subject to or in default with respect to any order, writ, injunction or decree of any federal, state, local or other governmental department.

                  3.9 Taxes. Federal income tax returns and state and local income tax returns for the Company and its subsidiaries have been filed as required by law; all taxes as shown on such returns or on any assessment received subsequent to the filing of such returns have been paid, and there are no pending assessments or adjustments or any income tax payable for which reserves, which are reasonably believed by the Company to be adequate for the payment of any additional taxes that may come due, have not been established. All other taxes imposed on the Company and its Subsidiaries have been paid and any reports or returns due in connection herewith have been filed.

                  3.10 Securities Law Compliance. Assuming the accuracy of the representations and warranties of Purchasers set forth in Section 4 of this Agreement, the offer, issue, sale and delivery of the Shares will constitute an exempted transaction under the Securities Act of 1933, as amended and now in effect ("Securities Act"), and registration of the Shares under the Securities Act is not required. The Company shall make such filings as may be necessary to comply with the Federal securities laws and the blue sky laws of any state, which filings will be made in a timely manner.

                  3.11 Liabilities. Except for obligations disclosed in the SEC Reports, the Company has no liabilities, contingent or otherwise. The Company maintains and will continue to maintain a standard system of accounting established and administered in accordance with generally accepted accounting principles. The Company shall use the proceeds from the transactions contemplated hereby solely to pay the liabilities disclosed in the SEC Reports, and the Company will have settled all other remaining liabilities as of the Closing.

         4. REPRESENTATIONS AND WARRANTIES OF THE PURCHASERS.

         Each Purchaser hereby represents, warrants and covenants with the Company as follows:

                  4.1 Legal Power. Each Purchaser has the requisite individual, corporate, partnership, trust or fiduciary power, as appropriate, and is authorized, if Purchaser is a corporation, partnership or trust, to enter into this Agreement, to purchase the Shares hereunder, and to carry out and perform its obligations under the terms of this Agreement.

                  4.2 Due Execution. This Agreement has been duly authorized, if Purchaser is a corporation, partnership, trust or fiduciary, executed and delivered by Purchaser, and, upon due execution and delivery by the Company, this Agreement will be a valid and binding agreement of Purchaser.

                  4.3 Receipt and Review of SEC Reports. Purchaser represents that Purchaser has received and reviewed the SEC Reports and has been given full and complete access to the Company for the purpose of obtaining such information as the Purchaser or its qualified representative has reasonably requested in connection with the decision to purchase Shares. Each Purchaser represents that such Purchaser has been afforded the opportunity to ask questions of the officers of the Company regarding its business prospects and the Shares, all as Purchaser or Purchaser's qualified representative have found necessary to make an informed investment decision to purchase the Shares.

                  4.4 Restricted Securities. Purchaser has been advised that the Shares have not been registered under the Securities Act or any other applicable securities laws and that the Shares are being offered and sold pursuant to
Section 4(2) of the Securities Act and Rule 506 thereunder, and that the Company's reliance upon Section 4(2) and Rule 506 is predicated in part on Purchasers' representations as contained herein.

                  4.4.1 Purchasers and their beneficial owners are "accredited investors" as defined under Rule 501 under the Securities Act.

                  4.4.2 Purchaser acknowledges that the Shares have not been registered under the Securities Act or the securities laws of any state and are being offered, and will be sold, pursuant to applicable exemptions from such registration for nonpublic offerings and will be issued as "restricted securities" as defined by Rule 144 promulgated pursuant to the Securities Act. The Shares may not be resold in the absence of an effective registration thereof under the Securities Act and applicable state securities laws unless, in the opinion of the Company's counsel, an applicable exemption from registration is available.

                  4.4.3 Purchaser is acquiring the Shares for its own account, for investment purposes only and not with a view to, or for sale in connection with, a distribution, as that term is used in Section 2(11) of the Securities Act, in a manner which would require registration under the Securities Act or any state securities laws.

                  4.4.4 Purchaser understands and acknowledges that the Shares will bear the following legend:

                  THE SECURITIES EVIDENCED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE. THE SECURITIES HAVE BEEN ACQUIRED FOR INVESTMENT AND MAY NOT BE SOLD OR TRANSFERRED FOR VALUE IN THE ABSENCE OF AN EFFECTIVE REGISTRATION THEREOF UNDER THE SECURITIES ACT OF 1933 AND/OR THE SECURITIES ACT OF ANY STATE HAVING JURISDICTION OR AN OPINION OF COUNSEL ACCEPTABLE TO THE CORPORATION THAT SUCH REGISTRATION IS NOT REQUIRED UNDER SUCH ACT OR ACTS.

                  4.4.5 Purchaser acknowledges that an investment in the Shares is not liquid and is transferable only under limited conditions. Purchaser acknowledges that such securities must be held indefinitely unless they are subsequently registered under the Securities Act or an exemption from such registration is available. Purchaser is aware of the provisions of Rule 144 promulgated under the Securities Act, which permits limited resale of securities purchased in a private placement subject to the satisfaction of certain conditions and that such Rule is not now available and, in the future, may not become available for resale of the Shares.

                  4.5 Purchaser Sophistication and Ability to Bear Risk of Loss. Purchaser acknowledges that it is able to protect its interests in connection with the acquisition of the Shares and can bear the economic risk of investment in such securities without producing a material adverse change in Purchaser's financial condition. Purchaser otherwise has such knowledge and experience in financial or business matters that Purchaser is capable of evaluating the merits and risks of the investment in the Shares.

                  4.6 Purchases by Groups. Each Purchaser represents, warrants and covenants that it is not acquiring the Shares as part of a group within the meaning of Section 13(d)(3) of the Securities Exchange Act of 1934, as amended.


                  4.7 Lack of Adverse Actions. Each Purchaser represents, warrants and covenants that none is or has been party to :

                           (1) Was a general partner or executive officer of any
business by or against which any bankruptcy petition was filed, whether at the time of such filing or two years prior thereto;

                           (2) Was  convicted in a criminal  proceeding or named
the subject of a pending criminal proceeding (excluding traffic violations and other minor offenses);

                           (3) Was the subject of any order, judgment or decree,
not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining him from or otherwise limiting, the following activities:

                                    (i) Acting as a futures commission merchant,
introducing broker, commodity trading advisor, commodity pool operator, floor broker, leverage transaction merchant, associated person of any of the foregoing, or as an investment adviser, underwriter, broker or dealer in securities, or as an affiliated person, director or employee of any investment company, bank, savings and loan association or insurance company, or engaging in or continuing any conduct or practice in connection with such activity;

                                    (ii)   Engaging  in  any  type  of  business
practice; or

                                    (iii) Engaging in any activity in connection
with the purchase or sale of any security or commodity or in connection with any violation of federal or state securities laws or federal commodities laws;

                           (4) Was the subject of any order, judgment or decree,
not subsequently reversed, suspended or vacated, of any federal or state authority barring, suspending or otherwise limiting for more than 60 days the right of such person to engage in any activity described above under this Item, or to be associated with persons engaged in any such activity;

                           (5) Was found by a court of competent jurisdiction in
a civil action or by the Securities and Exchange Commission to have violated any federal or state securities law, and the judgment in such civil action or finding by the Securities and Exchange Commission has not been subsequently reversed, suspended, or vacated; or

                           (6) Was found by a court of competent jurisdiction in
a civil action or by the Commodity Futures Trading Commission to have violated any federal commodities law, and the judgment in such civil action or finding by the Commodity Futures Trading Commission has not been subsequently reversed, suspended or vacated.


         5. CONDITIONS TO CLOSING.

                  5.1  Conditions  to   Obligations   of  the  Purchaser.   Each
Purchaser's obligation to purchase the Shares at the Closing is subject to the fulfillment, at or prior to such Closing, of all of the following conditions:

                  5.1.1 Representations and Warranties True; Performance of Obligations. The representations and warranties made by the Company in Section 3 hereof shall be true and correct in all material respects at the Closing with the same force and effect as if they had been made on and as of said date; and the Company shall have performed all obligations and conditions herein required to be performed by it on or prior to the Closing.

                  5.1.2 Proceedings and Documents. All corporate and other proceedings in connection with the transactions contemplated at the Closing hereby and all documents and instruments incident to such transactions shall be reasonably satisfactory in substance and form to the Purchaser.

                  5.1.3 Qualifications, Legal and Investment. All authorizations, approvals, or permits, if any, of any governmental authority or regulatory body of the United States including "blue sky" filings in any state that are required in connection with the lawful sale and issuance of the Shares pursuant to this Agreement shall have been duly obtained and shall be effective on and as of the Closing. No stop order or other order enjoining the sale of the Shares shall have been issued and no proceedings for such purpose shall be pending or, to the knowledge of any Purchaser, threatened by the SEC, or any commissioner of corporations or similar officer of any state having jurisdiction over this transaction. At the time of the Closing, the sale and issuance of the Shares shall be legally permitted by all laws and regulations to which the Purchasers and the Company are subject.

                           5.1.4     Principal     Stockholder    and    Officer
Indemnification. David C. Merrell, the Company's President and principal stockholder, shall have executed and delivered the Letter of Indemnification attached hereto as Schedule 5.1.4.


                           5.1.5 Lock-Up/Leak-Out Agreement of David C. Merrell.
David C. Merrell shall also have executed and delivered the Lock-Up/Leak-Out Agreement attached hereto as Schedule 5.1.5.

                           5.1.6   Lock-Up/Leak-Out   Agreement  of  Leonard  W.
Burningham, Esq. Leonard W. Burningham, Esq. shall have executed and delivered the Lock-Up/Leak-Out Agreement attached hereto as Schedule 5.1.6.

                  5.2 Conditions to Obligations of the Company. The Company's obligation to issue and sell the Shares at the Closing is subject to the fulfillment to the Company's satisfaction, on or prior to the Closing, of the following conditions:

                           5.2.1   Representations   and  Warranties  True.  The
representations and warranties made by each Purchaser in Section 4 hereof shall be true and correct at the Closing with the same force and effect as if they had been made on and as of the Closing.

                           5.2.2  Performance  of  Obligations.  Each  Purchaser
shall have performed and complied with all agreements and conditions herein required to be performed or complied with by them on or before the Closing, and each Purchaser shall have delivered payment to the Company in respect of its purchase of Shares.

                           5.2.3  Qualifications,   Legal  and  Investment.  All
authorizations, approvals, or permits, if any, of any governmental authority or regulatory body of the United States including "blue sky" filings in any state that are required in connection with the lawful sale and issuance of the Shares pursuant to this Agreement shall have been duly obtained and shall be effective on and as of the Closing. No stop order or other order enjoining the sale of the Shares shall have been issued and no proceedings for such purpose shall be pending or, to the knowledge of the Company, threatened by the SEC, or any commissioner of corporations or similar officer of any state having jurisdiction over this transaction. At the time of the Closing, the sale and issuance of the Shares shall be legally permitted by all laws and regulations to which each Purchaser and the Company are subject.

                           5.2.4   Promissory   Note   Pursuant   to  Letter  of
Indemnification. The Company shall have executed and delivered the Promissory Note attached hereto as Schedule 5.2.4.

         6. MISCELLANEOUS.

                  6.1 Governing Law. This Agreement shall be governed by and construed under the laws of the State of Nevada.

                  6.2 Successors and Assigns. Except as otherwise expressly provided herein, the provisions hereof shall inure to the benefit of, and be binding upon, the successors, assigns, heirs, executors, and administrators of the parties hereto.

                  6.3 Entire Agreement. This Agreement and the Exhibits hereto and thereto, and the other documents delivered pursuant hereto and thereto, constitute the full and entire understanding and agreement among the parties with regard to the subjects hereof and no party shall be liable or bound to any other party in any manner by any representations, warranties, covenants, or agreements except as specifically set forth herein or therein. Nothing in this Agreement, express or implied, is intended to confer upon any party, other than the parties hereto and their respective successors and assigns, any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided herein.

                  6.4 Separability. In case any provision of this Agreement shall be invalid, illegal, or unenforceable, it shall to the extent practicable, be modified so as to make it valid, legal and enforceable and to retain as nearly as practicable the intent of the parties, and the validity, legality, and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

                  6.5 Amendment and Waiver. Except as otherwise provided herein, any term of this Agreement may be amended, and the observance of any term of this Agreement may be waived (either generally or in a particular instance, either retroactively or prospectively, and either for a specified period of time or indefinitely), with the written consent of the Company and the Purchasers, or, to the extent such amendment affects only one Purchaser, by the Company and such individual Purchaser. Any amendment or waiver effected in accordance with this Section shall be binding upon each future holder of any security purchased under this Agreement (including securities into which such securities have been converted) and the Company.

                  6.6 Notices. All notices and other communications required or permitted hereunder shall be in writing and shall be effective when delivered personally, or sent by telex or telecopier (with receipt confirmed), provided that a copy is mailed by registered mail, return receipt requested, or when received by the addressee, if sent by Express Mail, Federal Express or other express delivery service (receipt requested) in each case to the appropriate address set forth below:

                  If to the Company:  First Deltavision, Inc.
                                      9005 Cobble Canyon Lane
                                      Sandy, Utah 84093

                  With a copy to:     Leonard W. Burningham, Esq.
                                      Suite 205, 455 East 500 South Street
                                      Salt Lake City, Utah 84111

                  If to a Purchaser:  At the address set forth on the Signature
                                      Page

                  6.7 Titles and Subtitles. The titles of the paragraphs and subparagraphs of this Agreement are for convenience of reference only and are not to be considered in construing this Agreement.


                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

         IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first set forth above.


                                           FIRST DELTAVISION, INC.


                                           By:/s/  David C. Merrill
                                              -----------------------------
                                              Name:
                                              Title:
                                              Address:
                                              Facsimile:



PURCHASERS:


BRUCE MOGEL                                LARRY B. ANDERSON


By: /s/ Bruce Mogel                        By:/s/ Larry B. Anderson
    -------------------------                --------------------------------
    Name:                                    Name:
    Title:                                   Title:
    Address                                  Address
    Facsimile                                Facsimile


JAMES T. LIGON


By: /s/ James T. Ligon
    -------------------------
    Name:
    Title:
    Address
    Facsimile


                                   SCHEDULE A

                                     CLOSING

--------------------------------------- --------------------------------------- --------------------------------------
NAME                                    AGGREGATE PURCHASE PRICE                NUMBER OF SHARES
--------------------------------------- --------------------------------------- --------------------------------------
Bruce Mogel                             $33,333.33                              5,376,000
--------------------------------------- --------------------------------------- --------------------------------------
Larry B. Anderson                       $33,333.33                              5,376,000
--------------------------------------- --------------------------------------- --------------------------------------
James T. Ligon                          $33,333.33                              5,376,000
--------------------------------------- --------------------------------------- --------------------------------------
TOTAL                                   $100,000                                16,128,000
--------------------------------------- --------------------------------------- --------------------------------------
